EXHIBIT 21

PACIFICARE HEALTH SYSTEMS, INC.

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Incorporation

Antero Health Plans, Inc.	Colorado
FHP Reinsurance Limited	Bermuda
Health Maintenance Life, Inc.	Guam
PacifiCare Asia Pacific Insurance Brokers, Inc.	Guam
PacifiCare Behavioral Health of California, Inc.	Delaware
PacifiCare Behavioral Health, Inc.	Delaware
PacifiCare Dental	California
PacifiCare Dental of Colorado, Inc.	Colorado
PacifiCare eHoldings, Inc.	California
PacifiCare Health Insurance Company of Micronesia, Inc.	Guam
PacifiCare Health Plan Administrators, Inc.	Indiana
PacifiCare International Limited	Ireland
PacifiCare Life and Health Insurance Company	Indiana
PacifiCare Life Assurance Company	Colorado
PacifiCare Life Insurance Company	Arizona
PacifiCare of Arizona, Inc.	Arizona
PacifiCare of California	California
PacifiCare of Colorado, Inc.	Colorado
PacifiCare of Nevada, Inc.	Nevada
PacifiCare of Ohio, Inc.	Ohio
PacifiCare of Oklahoma, Inc.	Oklahoma
PacifiCare of Oregon, Inc.	Oregon
PacifiCare of Texas, Inc.	Texas
PacifiCare of Washington, Inc.	Washington
PacifiCare Ventures, Inc.	California
Rx-Connect, Inc.	California
Rx Solutions, Inc.	California
Salveo Holding Company Ltd.	Cayman Islands
Salveo Insurance Company Ltd.	Cayman Islands
SecureHorizons USA, Inc.	California
SeniorCo, Inc.	Delaware

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